Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated January 10, 2016, among The ExOne Company, a Delaware corporation (the “Company”), and Rockwell Forest Products, Inc., a Pennsylvania corporation (“Purchaser”), and, solely for purposes of being bound by Section 4.5 of this Agreement, S. Kent Rockwell (“Rockwell”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement filed pursuant to the Securities Act (as defined below), the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, shares of Common Stock (as defined below), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (as such terms are used in and construed under Rule 405 of the Securities Act). With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of such Purchaser.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to Section 2 of this Agreement.

“Closing Date” means the third Trading Day after the date hereof or such other day mutually agreed upon by the Company and Purchaser.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means any material adverse effect on (a) the enforceability of any Transaction Document, (b) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (c) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination, other than any such change, effect, event or circumstance, including, without limitation, any change in the stock price or trading volume of the Common Stock, that resulted exclusively from (i) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such natural disasters, hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (iv) any action taken by Purchaser, its Affiliates or its or their permitted successors and assigns with respect to the transactions contemplated by this Agreement, (v) the effect of any changes in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, and (vi) any change resulting from compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

“Per Share Purchase Price” means $9.13 per share of Common Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the final prospectus filed for the Registration Statement, including the documents incorporated by reference in such final prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is delivered by the Company to Purchaser prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the Commission.

“Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-203353) filed by the Company with the Commission pursuant to the Securities Act for the registration of the Shares, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Subscription Amount” means the aggregate amount to be paid for the Shares purchased hereunder as specified on Purchaser’s signature page to this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any corporation, partnership or other entity of which the Company directly or indirectly owns more than fifty percent (50%) of its outstanding equity securities.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which (and if) the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT; The NASDAQ Capital Market; The NASDAQ Global Market; The NASDAQ Global Select Market; or the New York Stock Exchange.

“Transaction Documents” means this Agreement and any other documents or agreements executed and delivered to Purchaser in connection with the transactions contemplated hereunder.

ARTICLE II.

PURCHASE AND SALE

2.1 Subscription. Purchaser irrevocably subscribes for and agrees to purchase the number of Shares at the Per Share Purchase Price and for the aggregate Subscription Amount set forth on Purchaser’s signature page to this Agreement (collectively, the “Shares”).

2.2. Sale of Shares. On the Closing Date, the Company agrees to issue and sell the Shares to Purchaser.

2.3 Deliveries; Closing Conditions.

(a) On the Closing Date, (i) the Company shall deliver instructions to the Company’s transfer agent to issue and deliver the Shares to Purchaser via the Depository Trust Company Deposit and Withdrawal at Custodian (“DWAC”) system, registered in the name of Purchaser, against delivery of the Subscription Amount payable by Purchaser and (ii) Purchaser shall direct its broker-dealer (which shall be a DTC participant) in whose custody Purchaser has an account to set up a DWAC instructing the transfer agent to credit such account with the Shares being purchased by Purchaser (the “Closing”).

(b) On the Closing Date, Purchaser will pay to the Company the Subscription Amount by wire transfer of immediately available funds to an account designated by the Company.

(c) The respective obligations of the Company, on the one hand, and Purchaser, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of Purchaser) and Purchaser (with respect to the obligations of the Company);

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of Purchaser) and Purchaser (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company (with respect to the obligations of Purchaser) and Purchaser (with respect to the obligations of the Company) of the items set forth in Section 2.3(a) and (b) of this Agreement;

(iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended on the Company’s principal U.S. Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on any U.S. Trading Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to Purchaser as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party, to issue the Shares, and to consummate the other transactions contemplated by this Agreement and each other Transaction Document to which it is a party. The execution and delivery of this Agreement and each other Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate consent or action is required to be obtained by the Company, its Board of Directors or its shareholders in connection therewith. This Agreement has been, and each Transaction Document to which the Company is a party will be upon delivery, duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s Certificate of Incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement to which the Company or any subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii) only, such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person or other entity of any kind in connection with the execution, delivery and performance by the Company of the Transaction Documents, except (i) for any filings required to be made under applicable federal and state securities laws and the listing applications with respect to the listing of the Shares required pursuant to Section 4.4 (collectively, the “Required Approvals”) or (ii) where the failure to obtain any such consent, waiver, authorization or order, give any such notice or make any such filing or registration would not reasonably be expected to result in a Material Adverse Effect.

(e) Issuance of the Shares. The Share are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Shares are being issued pursuant to the Registration Statement and the issuance of the Shares will be registered by the Company pursuant to the Securities Act.

(f) Registration Statement. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Shares thereunder and the Company has not received any written notice that the Commission has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the Commission otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Registration Statement permits the issuance of the Shares hereunder. Upon receipt of the Shares, Purchaser will have good and marketable title to such Shares and the Shares will be immediately freely tradable on each Trading Market. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act.

(g) SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to it. The financial statements of the Company included in the SEC Reports, together with the related notes and schedules thereto, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and all other applicable rules and regulations with respect thereto as in effect at the time of filing. Such financial statements, together with the related notes and schedules, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any Person participating in the offering contemplated by the Prospectus Supplement that is not an Affiliate or its agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that any Person participating in the offering contemplated by the Prospectus Supplement that is not an Affiliate will rely solely on the foregoing representation in effecting transactions in securities of the Company.

(i) Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

(j) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1, THE COMPANY DOES NOT MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPANY AND SUBSIDIARIES OR THE BUSINESS, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS OF THE COMPANY AND THE SUBSIDIARIES OR THE NEGOTIATION, EXECUTION, DELIVERY OR PERFORMANCE OF THIS AGREEMENT BY THE COMPANY.

3.2 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties set forth below to the Company as of the date hereof and as of the Closing Date:

(a) Organization; Authority; Enforcement. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser. This Agreement and each other Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Receipt of Disclosure Package. Purchaser represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission on or prior to the date hereof) the Prospectus, dated May 4, 2015, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus, prior to or in connection with the receipt of this Agreement. Purchaser acknowledges that, prior to the delivery of this Agreement to the Company, Purchaser will receive certain additional information regarding the offering, including pricing information which shall be consistent with the terms set forth herein. Such information may be provided to Purchaser by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications, but all such information shall be provided prior to the execution of this Agreement by Purchaser and shall be consistent with the terms set forth herein.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby simultaneously with the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (Pittsburgh, PA time) on the fourth (4th) Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or any Trading Market, without the prior written consent of Purchaser, except (i) in the Press Release, (ii) the filing of this Agreement (including the signature pages hereto), the Prospectus Supplement, the Press Release and the Form 8-K with the Commission, and (iii) to the extent such disclosure is required by law or any Trading Market, in which case the Company shall provide Purchaser with prior notice of such disclosure permitted under this subclause (iii).

4.2 Use of Proceeds. The Company will use the proceeds from the offering as described in the Prospectus Supplement.

4.3 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and the Company shall list all of the Shares on The NASDAQ Global Select Market no later than the Closing Date.

4.4 Agreement Not to Sell Shares for 180 Days. Purchaser agrees that during the 180 day period beginning on the Closing Date, it (i) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, hypothecate, pledge, borrow or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock owned by Purchaser, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any shares of Common Stock owned by Purchaser (in each case within the meaning of Section 16 of the Exchange Act, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of ownership of any shares of Common Stock owned by Purchaser, whether or not such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4.5 Agreement Not to Acquire Additional Equity Securities. During the 180 day period beginning on the Closing Date, Rockwell agrees that neither he nor his Affiliates shall, without the prior written approval of a committee of the Board of Directors of the Company comprised of directors who are independent and disinterested with respect to Rockwell and his Affiliates: (i) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any equity, debt or equity-linked securities of the Company if, following such acquisition, Rockwell and his Affiliates collectively would beneficially own more than thirty percent (30%) of the Common Stock of the Company; (ii) form, join or in any way participate in, or enter into any agreement, arrangement or understanding with, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any equity or equity-linked securities of the Company, that would cause Rockwell and his Affiliates collectively to beneficially own more than thirty percent (30%) of the Common Stock of the Company; (iii) acquire, directly or indirectly, individually, through an Affiliate, or through any “group,” the right to acquire shares of Common Stock through any right, call option, put option or warrant that would cause Rockwell and his Affiliates to beneficially own more than thirty percent (30%) of the Common Stock of the Company; or (iv) enter into any discussions, negotiations, arrangements or understanding with any other person with respect to any of the foregoing activities. Solely for purposes of this Section 4.5, the term “Affiliate,” as defined in Section 1.1 hereof, shall also include any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or other entity of any kind, or any investment fund or managed account, that is owned, managed, directed or otherwise controlled by Rockwell or by any member of Rockwell’s immediate family.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to Purchaser.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New Pittsburgh, PA time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Pittsburgh, PA time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Wilmington, Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the closing and the delivery of the Shares for a period of 180 days following the Closing. The covenants contained herein shall survive the Closing indefinitely unless a specific covenant expires under its terms at an earlier time.

5.10 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement or any instrument is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

[Subscription Agreement — ExOne Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE EXONE COMPANY

By:	/s/ JoEllen Lyons Dillon
Name:	JoEllen Lyons Dillon
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Address for Notices:

The ExOne Company
127 Industry Boulevard
North Huntingdon, PA 15642
Attention: JoEllen Lyons Dillon
Telephone: (724) 765-1382
Facsimile: (724) 765-1380
Email: joellen.dillon@exone.com

With a copy to:

McGuireWoods LLP
625 Liberty Avenue, 23rd Floor
Pittsburgh, PA 15237
Attention: Hannah T. Frank
Telephone: (412) 667-7936
Facsimile: (412) 667-6050
Email: hfrank@mcguirewoods.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

PURCHASER AND ROCKWELL SIGNATURE PAGES FOLLOW]

[Subscription Agreement — Rockwell Forest Products, Inc. Signature Page]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

ROCKWELL FOREST PRODUCTS, INC.

By:	/s/ S. Kent Rockwell
S. Kent Rockwell, President

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ROCKWELL SIGNATURE PAGE FOLLOWS]

[Subscription Agreement — S. Kent Rockwell Signature Page]

IN WITNESS WHEREOF, solely for purposes of being bound by Section 4.5 hereof, the undersigned has duly executed this Subscription Agreement as of the late first indicated above.

By:	/s/ S. Kent Rockwell
S. Kent Rockwell

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PURCHASER INFORMATION:

Name: Rockwell Forest Products, Inc.

Address for notices:

Rockwell Forest Products, Inc.

c/o Rockwell Venture Capital

980 Penn Avenue, Suite 400

Pittsburgh, PA 15222

Attention: S. Kent Rockwell

Telephone: (412) 281-4620

Facsimile: (412) 434-8909

Email: skentr@rockwellvc.com

Number of Shares to be purchased	1,423,877

Purchase Price per Share	$9.13

Subscription Amount	$12,999,997.01